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                                                                    EXHIBIT 99.3


February 24, 1997

R. R. Donnelley & Sons Company
77 West Wacker Drive
Chicago, IL 60601

Ladies and Gentlemen:

     This letter will confirm our understanding that, in consideration for our grant to you of registration rights pursuant to that certain Registration Rights Agreement of even date herewith (the "Registration Rights"), you agree to the provisions set forth below concerning the shareholder rights plan which Metromail Corporation (the "Company") intends to adopt in the form attached hereto (the "Rights Plan") at the meeting of its Board of Directors today.

     In consideration of the grant to you of the Registration Rights and subject to compliance by the Company with the last sentence of this paragraph, you (and your affiliates) will not, and will not solicit any third party to, on your behalf (a) oppose the adoption of the Rights Plan, (b) seek to include a proposal to redeem the rights issued pursuant to the Rights Plan or to terminate the Rights Plan in any proxy materials of the Company or (c) raise for consideration by the stockholders of the Company at any annual or special meeting the redemption of the rights issued pursuant to the Rights Plan or the termination or amendment of the Rights Plan. In addition, we understand that your representatives on the Board of Directors of the Company intend to vote in favor of the adoption of the Rights Plan. The Company agrees with you that it will not amend the Rights Plan in any manner which would impose greater limitations on you, your affiliates or direct or indirect transferees than those imposed by the Rights Plan as presently written or adopt any new rights plan which would have the effect of imposing such greater limitations.

     This will also confirm that (i) the Company will take all actions within its control to elect and nominate to the Board of Directors persons reasonably satisfactory to the Company who are requested to be so nominated and elected by you, and (ii) the number of such nominees that you may so request to be elected and that the Company will take such action to elect and nominate shall be determined based on the level of your ownership in the Company as follows:
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     (a) so long as you own more than 20% of the Company's outstanding shares of common stock, two directors;

     (b) so long as you own 20% or less but more than 10% of such stock, one director;

and

     (c) if you own 10% or less of such stock, no directors; and

(iii) if your ownership declines such that the number of persons serving on the Board of Directors at your request exceeds the number specified in clause (ii), you will promptly request that an appropriate number of such directors resign (for example, if your ownership declines to (15%) and two persons are serving on the Board at your request, you will request that one of them resign). If the total number of Directors of the Company is increased above six, you and the Company will adjust proportionately the number of directors which you are so entitled to have nominated and caused to be elected so that such number equals (as nearly as possible, rounding to the nearest whole number of directors) one-third of the total number of directors when your ownership of the Company's outstanding shares of common stock is greater than 20% or one-sixth of the total number of directors when you own less than 20% but more than 10% of such stock. Except to the extent that it is inconsistent with independence requirements of stock exchange rules or tax or securities laws (as in the case of the Audit and Human Resources Committees), the Company will take all actions within its control to cause your representation on committees of the Board of Directors to be proportional to your representation on the Board.

     Finally, as we have discussed, your management shall have reasonable access to the management of the Company.

     If the foregoing accurately reflects our understanding, please sign and return the enclosed copy of this letter.
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                                    Sincerely,

                                    METROMAIL CORPORATION


                                    By: /s/ Thomas J. Quarles
                                    Name:  Thomas J. Quarles
                                    Title: Senior Vice President

Acknowledged and agreed:

R. R. DONNELLEY & SONS COMPANY


By: /s/ W. Ed Tyler
Name: W. Ed Tyler
Title: Executive Vice President